UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

Freeport-McMoRan Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix, AZ	85004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FCX	The New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2019, Freeport-McMoRan Inc. (“FCX”), PT Freeport Indonesia and Freeport-McMoRan Oil & Gas LLC, as borrowers, JPMorgan Chase Bank, N.A. as administrative agent, Bank of America, N.A., as syndication agent and each of the lenders and issuing banks party thereto entered into the First Amendment to Revolving Credit Agreement dated as of May 2, 2019 (“First Amendment”) to the Revolving Credit Agreement dated as of April 20, 2018, among the borrowers, the administrative agent, the syndication agent, and each of the lenders and issuing banks party thereto (as amended, the “Revolving Credit Facility”).

The changes made pursuant to the First Amendment include (i) extending the maturity date by one year to April 20, 2024 for $3.26 billion of the Revolving Credit Facility with the remaining $240 million maturing on April 20, 2023 (the scheduled maturity date) and (ii) modifying the calculation of the total debt component used to determine the total leverage ratio by increasing the amount of unrestricted cash that may be applied to reduce the amount of total debt. The First Amendment provides for no other substantive changes.

As of May 2, 2019, FCX had no borrowings outstanding under the Revolving Credit Facility and $13 million in letters of credit issued, resulting in availability of approximately $3.5 billion, of which approximately $1.5 billion could be used for additional letters of credit.

Certain of the lenders and agents under the Revolving Credit Facility, and their respective affiliates have in the past engaged, and may in the future engage, in transactions with FCX and its affiliates, and have in the past performed, and may in the future perform, services, including commercial banking, financial advisory and investment banking services, for FCX and its affiliates, in the ordinary course of business for which they have received or will receive customary fees and expenses.

The foregoing description of the First Amendment is not intended to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
10.1
First Amendment dated as of May 2, 2019 to the Revolving Credit Agreement dated as of April 20, 2018, among Freeport-McMoRan Inc., PT Freeport Indonesia, Freeport-McMoRan Oil & Gas LLC, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and each of the lenders and issuing banks party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ Kathleen L. Quirk
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Kathleen L. Quirk
Executive Vice President and
Chief Financial Officer (authorized signatory and
Principal Financial Officer)

Date: May 2, 2019